Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, NW
Washington, D.C 20549


                       INDEPENDENT AUDITORS' CONSENT


We consent to the use in this registration statement of Lexington Barron on Form SB2, Amendment #4 of our report dated April 2, 2002, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Cordovano and Harvey, P.C.


Cordovano and Harvey, P.C.
Denver, Colorado
September 18, 2002